McDONALD·CARANO·WILSON LLP

August 9, 2016

Board of Directors
OncoSec Medical Incorporated
5820 Nancy Ridge Drive
San Diego, CA 92121

Ladies and Gentlemen:

We have acted as special Nevada counsel to OncoSec Medical, Inc., a Nevada corporation (the "Company"), in connection with the issuance and sale by the Company of (i) up to an aggregate offering price of $100,000,000, or the equivalent thereof, of shares of the Company's common stock, par value $0.0001 (the "Common Shares"), the Company's senior and subordinated debt securities (the "Debt Securities"), warrants to purchase any of the securities described above (the "Warrants"), subscription rights (the "Rights") to purchase Common Shares, Debt Securities or other securities of the Company, and units (the "Units") composed on any combination of Common Shares, Debt Securities and Warrants (such Common Shares, Debt Securities, Warrants, Rights and Units are collectively referred to herein as the "Newly Registered Securities"), and (ii) up to an aggregate offering price of $5,471,763, or the equivalent thereof, of Common Shares, Debt Securities and Warrants (such Common Shares, Debt Securities and Warrants are collectively referred to herein as the "Previously Registered Securities," and the Previously Registered Securities and the Newly Registered Securities are collectively referred to herein as the "Securities"), all pursuant to that certain Registration Statement on Form S-3, filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended ("Act"), and supplemented by the Prospectus contained therein (the "Prospectus") and one or more supplements to the Prospectus (each, a "Prospectus Supplement"). As used hereinafter, (i) the term "Common Shares" refers to the Common Shares included in the Newly Registered Securities and the Common Shares included in the Previously Registered Securities, (ii) the term "Debt Securities" refers to the Debt Securities included in the Newly Registered Securities and the Debt Securities included in the Previously Registered Securities, and (iii) the term "Warrants" refers to the Warrants included in the Newly Registered Securities and the Warrants included in the Previously Registered Securities.

You have requested our opinion as to the matters set forth below in connection with the Registration Statement, Prospectus and Prospectus Supplements. For purposes of rendering that opinion, we have examined the Registration Statement and the Prospectus, the Company's Certificate of Incorporation, as amended (the "Certificate of Incorporation"), and Bylaws, as amended (the "Bylaws"), and the corporate action of the Company that provides for the issuance of the Securities, and we have made such other investigation as we have deemed appropriate. We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinion, we have also relied upon the representations and warranties

100 WEST LIBERTY ST., 10TH FLOOR
RENO, NEVADA 89501

P.O. BOX 2670, RENO, NEVADA 89505
775-788-2000 • FAX 775-788-2020

ATTORNEYS AT LAW
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of the Company contained in those certain documents included as Exhibits to the Registration Statement and on a certificate of an officer of the Company.

In connection with this opinion, we have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies. In making our examination of documents executed by parties other than the Company, we have assumed that each other party has the power and authority to execute and deliver, and to perform and observe the provisions of, such documents and has duly authorized, executed and delivered such documents, and that such documents constitute the legal, valid and binding obligations of each such party.

We have assumed that any indentures described in the Registration Statement, any agreements relating to the Common Shares, Warrants, Rights and Units, and the issuance and sale of the Securities by the Company will not, in each case, violate or constitute a default or breach under: (i) any agreement or instrument to which the Company is subject; (ii) any law, rule or regulation to which the Company is subject; (iii) any judicial or regulatory order or decree of any governmental authority; or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with any governmental authority.

We have further assumed that: (i) the Registration Statement and any amendments thereto will have become effective under the Act and comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (ii) an appropriate Prospectus Supplement, free writing prospectus or term sheet relating to the Securities offered thereby will be prepared and filed with the Commission in compliance with the Act and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement; (iii) all Securities will be issued and sold in compliance with the applicable provisions of the Act, the Trust Indenture Act of 1939, as applicable, and the securities or blue sky laws of various states and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; and (iv) that the trustee under any indenture shall have been qualified pursuant to the Trust Indenture Act of 1939 at the time the Securities are offered or issued (or such later time as may be permitted pursuant to the rules, regulations, interpretations or positions of the Commission) as contemplated by the Registration Statement.

Our opinion set forth below is limited to the laws of the State of Nevada, including reported judicial decisions interpreting those laws.

Based upon and subject to the foregoing, it is our opinion that:

1. With respect to the Common Shares, when (A) the Board of Directors of the Company or a duly constituted and acting committee thereof (such Board of Directors or committee thereof being hereinafter collectively referred to as the "Board") has taken all necessary corporate action in conformity with the Certificate of Incorporation and Bylaws to approve the issuance of the Common Shares, the terms of the offering thereof and related matters, and (B) certificates representing the Common Shares have been duly executed, registered and delivered either (i) in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board and executed and delivered by the Company and any other parties thereto against payment of the consideration therefor (not less than the par value of the Common Shares) as provided therein; or (ii) upon conversion, exchange or exercise of any other Security in accordance with the terms of the Security or the instrument governing the Security providing for the conversion, exchange or exercise as approved by the Board and for the consideration approved by the Board (not less than the par value of the Common Shares), such Common Shares will be legally issued, fully paid and nonassessable.

2. With respect to the Debt Securities, (A) the Company has been duly incorporated and is validly existing under the laws of the State of Nevada, (B) the Company has the corporate power and authority to create the binding obligation represented by the Debt Securities and any indenture related thereto, and (C) when the Board has taken all necessary corporate action in conformity with the Certificate of Incorporation and Bylaws to approve the issuance and terms of a particular series of Debt Securities, the terms of the offering thereof, the indenture related thereto and related matters, the Company will have taken the required steps to authorize entering into the binding obligation represented by such Debt Securities and any indenture related thereto. The Debt Securities and any indentures related thereto are assumed to be governed by the laws of the State of New York, and we express no opinion herein as to the laws of the State of New York. As a result, we note that you have been provided with the opinion of legal counsel to the Company that is admitted to the practice of law in the State of New York with respect to the binding obligation of the Debt Securities.

3. With respect to the Warrants, when (A) the Board has taken all necessary corporate action in conformity with the Certificate of Incorporation and Bylaws to approve the form, terms, execution and delivery of a warrant agreement related thereto (including any form of certificate evidencing the Warrants), the issuance of the Warrants, the terms of the offering thereof and related matters, and (B) if certificated, the certificates evidencing the Warrants with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Company in accordance with the provisions of the applicable warrant agreement and any other applicable definitive purchase, underwriting or similar agreement approved by the Board and executed and delivered by the Company and any other parties thereto against payment of the

consideration therefor as provided therein, such Warrants will be valid and binding obligations of the Company.

4. With respect to the Rights, when (A) the Board has taken all necessary corporate action in conformity with the Certificate of Incorporation and Bylaws to approve the form, terms, execution and delivery of a rights agreement related thereto (including any form of certificate evidencing the Rights), the issuance of the Rights, the terms of the offering thereof and related matters, and (B) if certificated, the certificates evidencing the Rights with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Company in accordance with the provisions of the applicable rights agreement and any other applicable definitive purchase, underwriting or similar agreement approved by the Board and executed and delivered by the Company and any other parties thereto against payment of the consideration therefor as provided therein, such Rights will be valid and binding obligations of the Company.

5. With respect to the Units, when (A) the Board has taken all necessary corporate action in conformity with the Certificate of Incorporation and Bylaws to approve the form, terms, execution and delivery of a units agreement related thereto (including any form of certificate evidencing the units), the issuance of the Units, the terms of the offering thereof and related matters, and (B) if certificated, the certificates evidencing the Units with such terms are duly executed, attested, issued and delivered by duly authorized officers of the Company in accordance with the provisions of the applicable units agreement and any other applicable definitive purchase, underwriting or similar agreement approved by the Board and executed and delivered by the Company and any other parties thereto against payment of the consideration therefor as provided therein, such Units will be valid and binding obligations of the Company.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus. In giving such permission, we do not admit hereby that we come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission thereunder.

Sincerely,

McDONALD CARANO WILSON LLP